UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  -  December 22, 2005

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota       55402-4099

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (612) 376-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2005, Bemis Company, Inc. (the “Company”), made the following changes to the Bemis Retirement Plan (the “BRP”), which is the Company’s defined benefit pension plan for non-bargaining unit employees:

•                  Employees hired in 2005 or later will not be eligible to participate in the BRP.

•                  BRP participants who are under age 40 or whose age and length of service total less than 60 on December 31, 2005, will not receive additional credited service after 2005 for purposes of determining pension benefits.

Employees over age 40 whose age and service total 60 or more as of December 31, 2005, will continue receiving benefit accruals under the BRP as previously in effect.  Employees whose future pension accruals are reduced or eliminated as a result of this change will be eligible to receive new retirement contributions effective January 1, 2006, through the Company’s defined contribution plans.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Senior Vice President,		Stanley A. Jaffy, Vice President
	and Chief Financial Officer		and Controller

Date December 29, 2005			Date December 29, 2005